Exhibit 10.75

THIS AGREEMENT dated as of January 14, 2009 is made

BETWEEN

NORTEL NETWORKS LIMITED, as Principal

(hereinafter called the “Principal”)

AND

EXPORT DEVELOPMENT CANADA

(hereinafter called “EDC”)

WHEREAS, pursuant to a Second Amended and Restated Master Facility Agreement dated as of December 14, 2007 between the Principal and EDC (the “Facility Agreement”), EDC agreed to provide Support for the benefit of the Principal and its affiliates, subject to the terms and conditions of the Facility Agreement;

WHEREAS the NNL Corporate Family Rating with respect to senior unsecured long-term debt of the Principal has ceased to exist (the “Family Rating Event”), thereby permitting EDC to terminate or suspend the Facilities pursuant to Section 2.2 of the Facility Agreement;

WHEREAS the NNL Corporate Credit Rating with respect to senior unsecured long-term debt of the Principal is rated at less than “B3” or “B minus” (the “Credit Rating Event”) (the Family Rating Event and the Credit Rating Event are hereby collectively referred to as the “Rating Events”), thereby permitting EDC to terminate or suspend the Facilities pursuant to Section 2.2 of the Facility Agreement;

WHEREAS the Principal intends to commence a voluntary proceeding seeking relief including an initial order (the “Initial Order”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) and the commencement of such proceedings (the “Filing Event”) and the consequences of the Filing Event constitute a Default and an Event of Default under the terms and conditions of the Facility Agreement; and

WHEREAS EDC is prepared, with respect to the Rating Events, to temporarily refrain from exercising or enforcing the rights granted to it under Section 2.2 and waive the condition set forth in Section 3.1(g) of the Facility Agreement and, with respect to the Filing Event, to temporarily refrain from treating all commitments by EDC under the Facility Agreement as automatically terminated by virtue of Section 6.1 of the Facility Agreement and waive the condition set forth in Section 3.1(a) of the Facility Agreement, but only to the extent and on the terms and conditions set out in this Agreement;

THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

1.	This Agreement cancels and replaces the Standstill and Waiver Agreement entered into by the Principal and EDC and dated as of December 15, 2008.

2.	Unless otherwise defined herein, words and phrases that are defined in the Facility Agreement have the meanings ascribed to them in the Facility Agreement.

3.	TEMPORARY FACILITY

(a)	EDC agrees that, for a period of 30 days following the date of the Initial Order (the “Interim Period”), new Support will continue to be made available to the Principal under the Facilities, notwithstanding the existence of the Rating Events and the Filing Event, to an aggregate maximum amount of USD 30 million. Such amount includes, without limitation, any renewal or extension of Support which was made available by EDC prior to the Filing Event that matures or expires during the Interim Period.

(b)	Except only with respect to the Rating Events and the Filing Event, nothing in this Agreement shall prevent EDC from exercising, during the Interim Period or thereafter, any other rights or recourses it may currently have or acquire under the Facility Agreement.

(c)	Upon the termination of the Interim Period, EDC may enforce any and all rights and recourses it may have under the Facility Agreement as provided for therein, including those rights and recourses which may have arisen during the Interim Period.

4.	TERMS AND CONDITIONS

(a)	The obligation of EDC to make any Support available under the Facilities during the Interim Period is, except as specifically stated above with respect to the Ratings Events and the Filing Event, subject to the satisfaction of all applicable conditions set forth in the Facility Agreement as well as the conditions set out in Schedule A to this Agreement.

(b)	The Principal shall pay to EDC the fees set out, and reimburse EDC for the expenses described, in Schedule B to this Agreement.

(c)	Nothing contained in this Agreement shall limit EDC’s discretionary or other rights under the Facility Agreement with respect to the General Support Facility.

5.	MISCELLANEOUS

(a)	Save only as expressly provided in this Agreement, the provisions of the Facility Agreement continue in full force and effect, and the Facility Agreement and this Agreement shall be read and construed as one instrument.

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(b)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(c)	This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(d)	This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

(e)	Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by the Principal and EDC.

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IN WITNESS WHEREOF the parties have signed and delivered this Agreement on the date first written above.

NORTEL NETWORKS LIMITED, as Principal

Per:	/s/ J. Doolittle
Name:	J. Doolittle
Title:	Treasurer

Per:	/s/ Gordon A. Davies
Name:	Gordon A. Davies
Title:	CLO and Corporate Secretary
Address:	195 The West Mall Toronto, Ontario M9C 5KI Facsimile: 905-863-8563

EXPORT DEVELOPMENT CANADA

Per:	/s/ Kirk Anderson
Name:	Kirk Anderson
Title:	Director – CIB

Per:	/s/ Derek Austin
Name:	Derek Austin
Title:	Manager - CIB
Address:	151 O’Connor Street Ottawa, Ontario K1A 1K3 Facsimile: 613-597-8504

SCHEDULE A

CONDITIONS

(a)	An order shall have been made on January 14, 2009 in the CCAA proceedings commenced by the Principal, in form and content reasonably satisfactory to EDC and its legal counsel, granting to EDC a court-ordered first charge on all of the property, assets and undertaking, wherever situate, of the Principal and of each of its affiliates that is a party to the CCAA filing (the “EDC Charge”) as security for all Support which was made available by EDC during the Interim Period (including, without limitation, by way of any renewal or extension of Support made available by EDC prior to the Interim Period that matures or expires during the Interim Period) and for all fees and reimbursement of expenses owing by the Principal under this Agreement, except only that the EDC Charge may rank second to a court-ordered administrative charge in favour of the CCAA monitor and other professionals in a maximum amount of CDN 5 million and may rank second to a charge on the real property located at 3500 Carling Avenue, Ottawa, Ontario in favour of Nortel Networks Inc. given as security for debtor-in-possession financing provided to the Principal.

(b)	No motion or other proceeding shall have been threatened or commenced seeking to set aside the EDC Charge or to modify or vary the EDC Charge in any way, except with the express consent of EDC.

(c)	The Principal shall have paid to EDC any outstanding fees with respect to the Support owing to EDC as of the date of this Agreement.

(d)	EDC shall be satisfied on a case-by-case basis that any Support requested under the Small Bonds Facility during the Interim Period is within the parameters contemplated by the EDC Agreements in effect as of the date of this Agreement.

SCHEDULE B

FEES AND EXPENSES

(a)	For Support made available by EDC during the Interim Period (including, without limitation, by way of any renewal or extension of Support made available by EDC prior to the Interim Period that matures or expires during the Interim Period), the Principal shall pay to EDC prior to the issuance of any Support by EDC, a fee of 1.525% per annum calculated on the aggregate amount of such Support for the stated term thereof.

(b)	In anticipation of the fees to be paid by the Principal to EDC pursuant to paragraph (a) above, the Principal shall pay a deposit of USD 450,000.00 to EDC and such deposit shall be applied by EDC to any fees payable by the Principal to EDC. At the end of the Interim Period, the balance of the deposit, if any, shall be returned by EDC to the Principal.

(c)	The Principal shall reimburse EDC, on demand, for all reasonable fees and expenses of external legal counsel incurred by EDC in connection with the negotiation and preparation of this Agreement and the implementation of the arrangement between EDC and the Principal contemplated hereby, including with respect to the Filing Event.